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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 5, 2004, except for Notes 7 and 14 for which the dates are March 26, 2004 and April 27, 2004, respectively, relating to the financial statements of Lazy Days' R.V. Center, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      Crowe Chizek and Company LLC

South Bend, Indiana
August 12, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM